                                                                    Exhibit 99.2

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To DPSC Software, Inc.:


We have audited the accompanying balance sheets of DPSC SOFTWARE, INC. (a California corporation) as of November 30, 1999 and December 31, 1998 and the related statements of operations, changes in shareholders' deficit, and cash flows for the 11 months ended November 30, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DPSC Software, Inc. as of November 30, 1999 and December 31, 1998 and the results of its operations and its cash flows for the 11 months ended November 30, 1999 and the year ended December 31, 1998 in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP




Atlanta, Georgia
January 15, 2000

                               DPSC SOFTWARE, INC.


                                 BALANCE SHEETS

                     NOVEMBER 30, 1999 AND DECEMBER 31, 1998



                                     ASSETS


                                                                              1999                  1998
                                                                          -----------           -----------
CURRENT ASSETS:
    Cash                                                                  $    11,403           $     3,746
    Accounts receivable, net of allowance for doubtful accounts                21,767               874,516
       of $10,000 in 1999 and 1998
    Prepaid expenses                                                          118,211               179,862
                                                                          -----------           -----------
              Total current assets                                            151,381             1,058,124

PROPERTY AND EQUIPMENT, NET                                                   749,291               789,273

OTHER ASSETS                                                                   18,022                18,022
                                                                          -----------           -----------
              Total assets                                                $   918,694           $ 1,865,419
                                                                          ===========           ===========


                             LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                 $   374,488           $   359,587
    Line of credit                                                            100,000               200,000
    Deferred revenues                                                       2,226,659             2,345,450
    Mortgage on building, current                                              31,652                28,951
                                                                          -----------           -----------
              Total current liabilities                                     2,732,799             2,933,988
                                                                          -----------           -----------
MORTGAGE ON BUILDING, LONG-TERM                                               194,668               224,079
                                                                          -----------           -----------
LOAN PAYABLE TO SHAREHOLDER                                                    12,561                12,561
                                                                          -----------           -----------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT:
    Common stock, no par value; 1,000 shares authorized, issued,
       and outstanding in 1999 and 1998                                        10,000                10,000
    Accumulated deficit                                                    (2,031,334)           (1,315,209)
                                                                          -----------           -----------
              Total shareholders' deficit                                  (2,021,334)           (1,305,209)
                                                                          -----------           -----------
              Total liabilities and shareholders' deficit                 $   918,694           $ 1,865,419
                                                                          ===========           ===========


      The accompanying notes are an integral part of these balance sheets.

                               DPSC SOFTWARE, INC.


                            STATEMENTS OF OPERATIONS

                    FOR THE 11 MONTHS ENDED NOVEMBER 30, 1999

                      AND THE YEAR ENDED DECEMBER 31, 1998




                                                              1999                1998
                                                          ----------          ----------
NET REVENUES                                              $4,192,130          $4,111,541
                                                          ----------          ----------
OPERATING EXPENSES:
   Royalty expense                                           233,555             268,570
   Selling, general, and administrative expenses           2,532,186           2,219,764
   Depreciation and amortization                              70,104              40,165
                                                          ----------          ----------
            Total operating expenses                       2,835,845           2,528,499
                                                          ----------          ----------
            Operating income                               1,356,285           1,583,042

INTEREST EXPENSE, NET                                         12,410              12,039
                                                          ----------          ----------
NET INCOME BEFORE PRO FORMA INCOME
   TAX PROVISION                                           1,343,875           1,571,003

PRO FORMA INCOME TAX PROVISION                               512,249             598,659
                                                          ----------          ----------
PRO FORMA NET INCOME                                      $  831,626          $  972,344
                                                          ==========          ==========



        The accompanying notes are an integral part of these statements.

                               DPSC SOFTWARE, INC.


                 STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

                    FOR THE 11 MONTHS ENDED NOVEMBER 30, 1999

                      AND THE YEAR ENDED DECEMBER 31, 1998



                                                     COMMON STOCK                                        TOTAL
                                                ----------------------          ACCUMULATED           SHAREHOLDERS'
                                                SHARES         AMOUNT             DEFICIT               DEFICIT
                                                ------         -------          -----------           -----------

BALANCE, DECEMBER 31, 1997
    (UNAUDITED)                                 1,000          $10,000          $(1,286,212)          $(1,276,212)

    Net income before pro forma
     income tax provision                           0                             1,571,003             1,571,003
    Cash distributions                              0                0           (1,600,000)           (1,600,000)
                                                -----          -------          -----------           -----------
BALANCE, DECEMBER 31, 1998                      1,000           10,000           (1,315,209)           (1,305,209)

    Net income before pro forma
     income tax provision                           0                0            1,343,875             1,343,875
    Cash distributions                              0                0           (2,060,000)           (2,060,000)
                                                -----          -------          -----------           -----------
BALANCE, NOVEMBER  30, 1999                     1,000          $10,000          $(2,031,334)          $(2,021,334)
                                                =====          =======          ===========           ===========



        The accompanying notes are an integral part of these statements.

                               DPSC SOFTWARE, INC.


                            STATEMENTS OF CASH FLOWS

                    FOR THE 11 MONTHS ENDED NOVEMBER 30, 1999

                      AND THE YEAR ENDED DECEMBER 31, 1998



                                                                                              1999                  1998

                                                                                          -----------           -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                             $ 1,343,875           $ 1,571,003
   Adjustments to reconcile net income to net cash used in operating activities:
      Depreciation and amortization                                                            70,104                40,165
      Changes in assets and liabilities:
         Accounts receivable                                                                  852,749              (244,145)
         Other assets                                                                          61,651               (41,557)
         Accounts payable and accrued expenses                                                 14,901                55,949
         Deferred revenues                                                                   (118,791)              435,884
                                                                                          -----------           -----------
            Net cash provided by operating activities                                       2,224,489             1,817,299
                                                                                          -----------           -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment, net                                                   (30,122)             (404,378)
                                                                                          -----------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net (decrease) increase in line of credit                                                 (100,000)              200,000
   Debt repayments                                                                            (26,710)              (26,852)
   Borrowings from shareholder                                                                      0                12,561
   Payment of cash distributions                                                           (2,060,000)           (1,600,000)
                                                                                          -----------           -----------
            Net cash used in financing activities                                          (2,186,710)           (1,414,291)
                                                                                          -----------           -----------
            Net increase in cash and cash equivalents                                           7,657                (1,370)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                  3,746                 5,116
                                                                                          -----------           -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                  $    11,403           $     3,746
                                                                                          ===========           ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                                 $    24,903           $    23,331
                                                                                          ===========           ===========



        The accompanying notes are an integral part of these statements.

                               DPSC SOFTWARE, INC.


                          NOTES TO FINANCIAL STATEMENTS

                     NOVEMBER 30, 1999 AND DECEMBER 31, 1998



1.       ORGANIZATION, NATURE OF BUSINESS, AND BASIS OF PRESENTATION

         DPSC Software, Inc. (the "Company") was incorporated under the laws of the state of California. The Company was organized primarily for developing and supporting computer software for the banking industry in the United States. The Company has developed a number of computer software products to prepare banking regulatory reports.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs that do not extend the useful lives of these assets are expensed as incurred. Depreciation is provided using the straight-line method for financial reporting purposes. Property and equipment at November 30, 1999 and December 31, 1998 consisted of the following:


                                                           USEFUL LIFE             1999                 1998
                                                           -----------         -----------           ----------
                  Land                                                         $   117,898           $  117,898
                  Building                                  30 YEARS               353,695              353,695
                  Machinery and equipment                    3 YEARS               174,227              144,106
                  Airplane                                  10 YEARS               386,500              386,500
                                                                               -----------           ----------
                                                                                 1,032,320            1,002,199
                  Less accumulated depreciation                                   (283,029)            (212,926)
                                                                               -----------           ----------
                                                                               $   749,291           $  789,273
                                                                               ===========           ==========


         REVENUE RECOGNITION

         The Company's revenue consists of revenues from software sales, maintenance and support services for banking software for financial institutions. Annual license fees are recorded initially as deferred revenue and are recognized ratably over the annual period as support services are provided. Customers are also billed an annual shipping charge which is also deferred and recognized as shipments are made.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash or cash equivalents.

         FAIR VALUE FINANCIAL INSTRUMENTS

         The fair value of instruments classified as current assets or liabilities, including accounts receivable and accounts payable, approximates carrying value due to the short-term maturity of the instruments.

         LONG-LIVED ASSETS

         The Company reviews the carrying values assigned to long-lived assets based on expectations of undiscounted future cash flows and operating income generated by the long-lived assets in determining whether the carrying amount of such assets is recoverable.

         INCOME TAXES

         The Company has elected to be taxed as an S corporation as permitted by the Internal Revenue Code. As an S corporation, the Company is not a taxable entity, and separately stated items of income, loss, deduction, and credit are passed through to and taken into account by the individual stockholders in computing their federal and state individual income tax liabilities. The Company has recorded a pro forma income tax provision in the accompanying financial statements. This provision has been recorded using an effective tax rate of 38%, adjusted for permanent differences.

         NEW ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statements of operation and measure those instruments at fair value. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Adoption of SFAS No. 133 is not expected to have a significant impact on the Company's financial statements.


3.       EMPLOYEE BENEFIT PLANS

         The Company has a defined contribution 401(k) benefit plan which covers substantially all employees, subject to certain minimum service requirements. The plan provides for voluntary contributions by employees as well as discretionary contributions by the Company. For the 11 months ended November 30, 1999 and the year ended December 31, 1998, the Company contributed approximately $67,000 and $58,000, respectively, to the plan.

4.       DEBT

         Long-term debt at November 30, 1999 and December 31, 1998 consisted of the following:



                                                                                    1999                1998
                                                                                  ---------           ---------
                  Mortgage note payable, annual interest rate of 8.67%,
                  monthly principal and interest payments amounting to
                  $4,170, secured by the building                                 $ 226,320           $ 253,030

                  Less current maturities                                           (31,652)            (28,951)
                                                                                  ---------           ---------
                  Long-term debt, net of current maturities                       $ 194,668           $ 224,079
                                                                                  =========           =========

         The scheduled annual maturities of long-term debt at November 30, 1999 were as follows:


                        2000                              $ 31,652
                        2001                                34,508
                        2002                                37,622
                        2003                                41,017
                        2004                                44,717
                        Thereafter                          36,804
                                                          --------
                                                          $226,320
                                                          ========

         LINE OF CREDIT

         In 1998, the Company entered into a revolving line of credit agreement with a bank. As of December 31, 1998, $200,000 was outstanding under the line of credit. The line of credit was repaid and the agreement expired in 1999.

         On April 26, 1999, the Company entered into a revolving line of credit with Marathon National Bank that provides for borrowings of up to $500,000. Borrowings are payable on demand, and interest is payable monthly at the prime rate plus 1%. As of November 30, 1999, $100,000 was outstanding under the line of credit. Borrowings are secured by substantially all of the Company's assets. The line-of-credit agreement expires on August 4, 2000.


5.       COMMITMENTS AND CONTINGENCIES

         OPERATING LEASE

         The Company leases certain equipment and facilities under operating leases. Rent expense for all operating leases was approximately $116,000 and $11,000 for the 11 months ended November 30, 1999 and the year ended December 31, 1998, respectively. Future minimum annual payments on these leases at November 30, 1999 are as follows:


                  2000                                    $151,116
                  2001                                     158,222
                  2002                                     158,868
                  2003                                     165,963
                  2004                                     173,725
                  Thereafter                               188,890
                                                          --------
                                                          $996,784
                                                          ========

         LITIGATION

         The Company is party to various claims and legal proceedings that arise in the normal course of business. Management, on the advice of legal counsel, does not believe that a negative outcome of any known pending litigation would have a material adverse effect on the Company or its financial position and results of operations.


6.       RELATED-PARTY TRANSACTIONS

         As of November 30, 1999 and December 31, 1998, the Company owed $12,561 related to expenses of the Company incurred by the shareholder. This amount was repaid in connection with the acquisition of the Company by Netzee, Inc. ("Netzee") (Note 7).


7.       SUBSEQUENT EVENT

         On December 15, 1999, the Company was acquired by Netzee for cash of approximately $18.5 million, 525,000 shares of Netzee's common stock, and 500,000 shares of Netzee's Series A 8% convertible preferred stock. The acquisition of the Company was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16.